* Confidential treatment has been requested for certain portions of this exhibit.
                          JOINT ACTIVITIES AGREEMENT

         This Joint Activities Agreement (the "Agreement")is made and entered into as of September __, 1997 (the "Effective Date") by and between Intuit Inc., a Delaware corporation ("Intuit") and iVillage Inc., a Delaware corporation ("iVillage").

                                   RECITALS

         A. Intuit and iVillage desire jointly to develop, launch and maintain an interactive online financial education and planning service (such service to be referred to herein as "Armchair Millionaire") and to conduct certain other business related to such activities.

         B. Each of Intuit and iVillage desires to provide certain services relating to the development, launch and maintenance of Armchair Millionaire, on the terms and subject to the conditions set forth herein.

                                  AGREEMENT

         The parties hereto agree as follows:

         1. Definitions. Capitalized terms used and not otherwise defined in this Agreement will have the following meanings, respectively:

                  1.1 "Advertising Revenue" means the sum of the aggregate amounts billed for the license or sale of any Advertising Rights, less the sum of: (a) amounts allocable to any credits granted for unused Advertising Rights, (b) agency, camera-ready art and other discounts actually provided,
(c) refunds, rebates, make goods and similar credits, (d) applicable taxes;
(e) a three percent (3%) reserve for bad debts; and (f) amounts billed for production services actually performed in connection with the license or sale of Advertising Rights; provided, that (i) the amount billed for media portion of such license or sale must be at or above the prevailing rate and (ii) iVillage notifies Intuit in writing of the relative amounts proposed to be billed for production and media, respectively, and Intuit does not object to such amounts before the end of the second business day following receipt of such written notice.

                  1.2 "Advertising Rights" means any advertising, sponsorship, linking and similar promotional rights sold or licensed in connection with the Quicken Financial Network version of Armchair Millionaire.

                  1.3 "Affiliate" of any party means any entity that controls, is controlled by or is under common control with such party. For purposes of this definition, "control" will mean the possession, directly or indirectly, of a majority of the voting power of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  1.4 "Armchair Millionaire Content" means all materials, data or other information owned or licensed by iVillage and displayed from time to time in Armchair Millionaire.

                  1.5 "Confidential Information" means any information of a party disclosed to the other party in the course of this Agreement, which is identified as, or should be reasonably understood to be, confidential to the disclosing party, including, but not limited to, know-how, trade secrets, data, technical processes and formulas, source code, product designs, sales, cost and other unpublished financial information, product and business plans, projections, marketing data and this Agreement and all exhibits hereto. "Confidential Information" will not include information which: (a) is known or becomes known to the recipient directly or indirectly from a third-Party source other than one having an obligation of confidentiality to the providing party; (b) is or becomes publicly available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient; or (c) is or was independently developed by the recipient without use of or reference to the providing party's Confidential Information, as shown by evidence in the recipient's possession.

                  1.6 "Exclusive Carriage Period" means the period commencing on the Launch Date and continuing for a period of ten (10) months thereafter, during which Intuit will have the exclusive right to feature Armchair Millionaire on the Quicken Financial Network.

                  1.7 "Financial Content" means content, channels and services relating to personal finance, small businesses, tax, general business news and similar topics, and includes, without limitation:

                  o stock and mutual fund quotes, rates and portfolio management;

                  o  online banking;

                  o  online financial services;

                  o  billpay;

                  o  online bill Presentment;

                  o  non-bank branded bill payment;

                  o  tax filing and information;

                  o  small business lending;

                  o  payroll information or services;

                  o  retirement planning tools;

                  o checkbook management (personal finance and small business accounting);

                  o  investments;

                  o account data (such as investment portfolios, bank accounts, credit card accounts, loan accounts, insurance accounts and frequent flyer accounts);

                  o  credit cards and smart cards;

                  o  electronic wallets;

                  o  financial planning tools;

                  o personal finance, small business and tax news, research and information, (including listings, databases, rates, quotes and charts);

                  o  financial education;

                  o  financial chat, forums and bulletin boards;

                  o decision making and comparison tools (such as programs, applets and calculators);

                  o financial marketspaces including insurance, mortgage, equity and mutual fund trading and small business lending;

                  o  financial advice from experts; and

                  o  reviews and listings of financial WWW sites and services.

                  1.8 "Guaranteed Page Views" will mean the Page Views that either Intuit or iVillage commits to deliver during the term of this Agreement, as set forth in Exhibit-A hereto.

                  1.9 "Intellectual Property Rights" means all intellectual property rights arising under statutory or common law, whether or not perfected, including, without limitation, all (a) United States and foreign patents, patent applications and other patent rights, including, without limitation, divisions, continuations, renewals, reissues and extensions of any of the foregoing, (b) rights associated with works of authorship including copyrights, copyright applications, copyright registrations and moral rights,
(c) Confidential Information, (d) any right analogous to those set forth in this definition, and (e) any other proprietary rights relating to intangible property.

                  1.10 "Intuit Brand Features" means Intuit's trademarks, trade names, service marks, service names and distinct brand elements that appear in Intuit Properties from time to time and are protected under U.S. copyright law or as to which Intuit has established trademarks or trade dress rights and any modifications to the foregoing that may be created during the Term.

                  1.11 "Intuit Brand Guidelines" means the guidelines for use of the Intuit Brand Features, which may be prescribed by Intuit from time to time during the Term.

                  1.12 "Intuit Financial Content" I means Financial Content provided by Intuit for inclusion in Armchair Millionaire (either directly or through Links out of Armchair Millionaire), including, without limitation, the Intuit Online Software Applications.

                  1.13 "Intuit Online Software Applications" means the online software applications and tools described in Exhibit B hereto.

                  1.14 "Intuit Properties" means all properties, ventures and services worldwide marketed under the Intuit Brand Features, including, without limitation, that service currently known as "Quicken Financial Network," and all other properties, ventures and services in which Intuit owns a fifty percent (50%) or greater interest during the Term.

                  1.15 "iVillage Brand Features" means iVillage's trademarks, trade names, service marks, service names and distinct brand elements that appear in the iVillage Properties from time to time and are protected under U.S. copyright law or as to which iVillage has established trademarks or trade dress rights and any modifications to the foregoing that may be created during the Term.

                  1.16 "iVillage Brand Guidelines" means the guidelines for use of the iVillage Brand Features, which may be prescribed by iVillage from time to time during the Term.

                  1.17 "iVillage Properties" means all properties, ventures and services worldwide marketed under the iVillage Brand Features, including, without limitation, those services currently known as "About Work,"
"Better Health," "Parent Soup," and "Vices and Virtues," and all properties, ventures and services in which iVillage owns a fifty percent (50%) or greater interest during the Term.

                  1.18 "Launch Date" means the date on which Armchair Millionaire becomes publicly available for general viewing on the WWW, currently anticipated to be October 13, 1997.

                  1.19 "Link" means a URL hidden behind a formatting option that may take the form of a colored item of text (such as a URL description), logo or image, and which allows a user to automatically move to or between WWW pages, WWW sites or within a WWW document.

                  1.20 "Page Views" means any page(s) on the Armchair Millionaire site that is (are) viewed by a user(s) on which any advertisement or promotion is contained.

                  1.21 "Quicken Financial Network" means the Intuit Property located at http://www.quicken.com, as modified from time to time throughout the Term.

                   1.22 "Site Specification Book" means the site specification document to be prepared by iVillage for the Quicken Financial Network version of the Armchair Millionaire, including a complete site topology map, functionality definitions and explanations, navigation standards and templates and flow charts of information paths.

                  1.23 "Term" means the term of this Agreement as provided in
Section 7.

                  1.24 "URL" means Universal Resource Locator, which provides a unique Internet protocol address for accessing a WWW page.

                  1.25 "WWW" means the World Wide Web, a system for accessing and viewing text, graphics, sound and other media via the collection of computer networks known as the Internet.

         2. Funding Commitments. iVillage and Intuit will participate in the funding of expenses associated with the development, launch and maintenance of Armchair Millionaire, as contemplated in this Section 2.

                  2.1 iVillage Commitment. iVillage will fund a minimum of [*] during the period beginning on the Effective Date and ending on the date that is ten (10) months following the Launch Date to fund expenses associated with the development, launch and operation of Armchair Millionaire during that period. Except to the extent provided in Sections 2.2 and 7.5 below, iVillage will be solely responsible for the funding of all operating costs of Armchair Millionaire (x) in excess of [*] for the period beginning on the Effective Date and ending the date that is ten (10) months following the Launch Date and (y) for the period following the date that is ten (10) months following the Launch Date.

                  2.2 Intuit Commitment. Intuit will fund an aggregate of [*] for expenses associated with the development, launch and operation of Armchair Millionaire, such sum to be paid in three (3) installments of [*] as follows: (a) ten (10) days following the approval by Intuit of the Site Specification Book in accordance with Section 3.1 below, (b) the later of the ten (10) days following the Launch Date or three (3) months following the date on which the payment contemplated in clause (a) is due and (c) the later of three (3) months following the Launch Date or six (6) mouths following the date on which the payment contemplated in clause (a) is due.

         3. Service Commitments. iVillage and Intuit will provide services associated with the development, launch and maintenance of Armchair Millionaire as contemplated in this Section 3. In providing these service, each of iVillage and Intuit will use efforts at least as diligent as those used in the provision of similar services for the iVillage Properties or the Intuit Properties, as the case may be.

                   3.1 Site Development and Launch. Subject to the terms and conditions of this Agreement, iVillage will use its best efforts (a) to develop and deliver the Site Specification Book within five (5) business days following the Effective Date; which Site Specification Book shall be subject to the written approval of Intuit, which shal1 not be withheld unreasonably, and (b) to launch the Armchair Millionaire on or before October 13, 1997. If iVillage fails to perform as contemplated in the previous sentence, Intuit shall provide written notice of such failure to iVillage describing in reasonable detail the circumstances underlying such failure, and iVillage shall have a period of fifteen (15) days following the date of such written notice to correct the deficiencies. The failure by iVillage to perform in accordance with the procedure set forth in this Section 3.1 shall constitute a material breach of this Agreement as contemplated in Section 7.3. hereof.

                  3.2 Content. iVillage will (a) develop and manage, and have sole editorial authority concerning, content and programming presented in Armchair Millionaire; (b) develop editorial concepts and "point of view," and design the "look and feel" of Armchair Millionaire, including all templates and icons; and (c) ensure that the content and programming presented in Armchair Millionaire is dynamic, timely and relevant; provided, that (x) Intuit and iVillage will cooperate to establish common technology platforms and technical specifications and (y) Intuit and iVillage will establish reasonable standards and practices (including design templates and content guidelines) to be observed throughout the Quicken Financial Network version of Armchair Millionaire.

                  3.3 Hosting, Personnel and Facilities. iVillage will
(a) provide and manage all servers, telecommunications, facilities maintenance and operations related to the delivery of Armchair Millionaire over the WWW,
(b) provide appropriate software development services to construct site and community building databases, and (c) provide all technical, support sales, administrative and management personnel, facilities, equipment, supplies and services as are necessary to develop, launch and maintain Armchair Millionaire as contemplated by this Agreement. Notwithstanding the foregoing, however, Intuit will provide and manage all servers, telecommunications, facilities maintenance, operations and technical support related to the delivery of, or access to, the Intuit Financial Content (other than Intuit Financial Content provided directly on the Armchair Millionaire site).

                  3.4 Carriage and Promotion. Commencing on the Launch Date and continuing throughout the Term, (a) iVillage will (i) provide prominent placement of Links to Armchair Millionaire, and (ii) place advertising banners promoting Armchair Millionaire on all appropriate iVillage Properties (currently understood to include "ParentSoup" and "AboutWork"), in a manner that is reasonably acceptable to Intuit, with the intention of increasing traffic to Armchair Millionaire and (b) Intuit will (i) provide prominent placement of a Link to Armchair Millionaire on the "Community" homepage of the Quicken Financial Network and (ii) include within the Quicken Financial Network excerpts of Armchair Millionaire Content, together with Links to Armchair Millionaire, in a manner that is reasonably acceptable to iVillage, with the intention of increasing traffic to Armchair Millionaire. In addition, during the Exclusive Carriage Period, Armchair Millionaire will be "co-branded," featuring only the Armchair Millionaire Brand Features and the Intuit Brand Features in equal prominence throughout the site. Following the Exclusive Carriage Period, the Intuit Brand Features will be displayed throughout Armchair Millionaire at least as prominently as the brand features of any third party (other than Intuit or iVillage).

                  3.5 Advertising Sales Representative. During the Term, iVillage will serve as the exclusive advertising sales representative for Advertising Rights and will use its best efforts to sell such Advertising Rights on Armchair Millionaire and to collect amounts owed by advertisers with respect to such sales. To the extent that Intuit sells any Advertising Right during the Term, it will obtain the consent of, and will coordinate its selling effort with, iVillage.

                  3.6 Advertising Sales Guidelines. The parties hereby agree to mutually determine form time to time, (a) standards, policies and guidelines with regard to the acceptance of advertisements and advertising clients on Armchair Millionaire and (b) pricing applicable to the sale of Advertising Rights on Armchair Millionaire. The sale by iVillage or Intuit of Advertising Rights will be subject to such standards, policies. guidelines, price rates and procedures, and either iVillage or Intuit may reject any proposed advertisement or advertising client that is determined not to meet such standards, policies and/or guidelines. Further, each sale of Advertising
Rights hereunder will be subject to the proposed advertiser's agreement to be bound by the standard advertising sales agreement as agreed to by the parties hereto and then in effect.

                  3.7 Commission. As compensation for services under Section
3.5 above, iVillage and Intuit will be entitled to receive a commission (the "Commission") of [*]% of the Advertising Revenue from their respective sales of Advertising Rights on Armchair Millionaire. Such Commission will be calculated and paid in the manner and at the time prescribed in Section 4.2 below.

                  3.8 Intuit Online Software Application. Subject to the terms and conditions of this Agreement, Intuit will use its best efforts to permit the integration of Intuit's Online Software Applications in Armchair Millionaire, which integration is assumed to be accomplished by Linking Armchair Millionaire to the version of such Intuit Online Software Applications made generally available on the Quicken Financial Network.

         4. Payments.

                  4.1 Revenue Sharing. During the Term, Intuit will be entitled to receive [*]%, and iVillage will be entitled to receive [*]%, of all Advertising Revenue (net of any Commission) until an aggregate of $[*] of Advertising Revenue has been collected, and Intuit will be entitled to receive [*]%, and iVillage will be entitled to receive [*]%, of all Advertising Revenue (net of any Commission) in excess of $[*]. In the event that Intuit exercises the option contemplated in Section 7.5 hereof to subsidize the operating costs of Armchair Millionaire in any renewal term, then Intuit will be entitled to receive [*]%, and iVillage will be entitled to receive [*]%, of all Advertising Revenue (net of any Commission) in any Intuit fiscal quarter (October 31, January 31, April 30, July 31) until an amount equal to the aggregate amount contributed by iVillage in the previous Intuit fiscal quarters in such renewal term has been recovered. Thereafter, until the end of such renewal term, Intuit will be entitled to receive [*]%, and iVillage will be entitled to receive [*]%, of all Advertising Revenue (net of Commission).

                  4.2 Payment and Reporting. The allocation of Advertising Revenue described in the Section 4.1 will be determined at the end of each Intuit fiscal quarter, and iVillage will make payment within thirty (30) days after the end of such quarter. iVillage will provide to Intuit, together with its payment (or, if no payment is due for any applicable quarter, within thirty (30) days after the end of such quarter), a report in reasonable detail setting forth the calculation of the amounts payable.

                  4.3 Audit Rights. Intuit will have the right, at its own expense, to direct an independent certified public accounting firm to inspect and audit all of the accounting and sales books and records of iVillage that are relevant to either (a) the performance by iVillage of its funding commitment, as defined in Section 2.1 above, (b) Advertising Revenue arising out of or associated with Armchair Millionaire or, (c) the operating costs arising out of or associated with Armchair Millionaire, but only in the event that Intuit exercises this option contemplated in Section 7.5 hereof, provided that (w) any such inspection and audit will be conducted during regular business hours in such a manner as not to interfere with normal business activities; (x) in no event will audits be made hereunder more frequently than once each calendar year; (y) if any audit should disclose an underpayment, iVillage will immediately provide such funding or pay such amount to Intuit, as appropriate; and (z) the reasonable fees and expenses relating to any audit which reveals an underpayment in excess of ten percent (10%) of thc amount owing or an over-allocation of operating expense in excess of ten percent (10%) of the amount actually incurred, will be borne entirely by iVillage.

         5. Additional Agreements.

                  5.1 Intuit Media Purchase Commitment. Intuit will purchase, during the three (3) months following the Launch Date, an aggregate of at least $[*] in banner advertisements relating to Armchair Millionaire on the iVillage Properties, at a price equal to $40 per thousand Page Views.

                  5.2 Traffic Targets. Each of Intuit and iVillage will deliver the number of Guaranteed Page Views set forth on Exhibit A hereto during the ten (10) months following the Launch Date. Intuit and iVillage will negotiate in good faith to establish Ouaranteed Page View commitments for the twelve (12) months following the first anniversary of the Launch Date, which commitments will be attached to this Agreement as a replacement Exhibit A. If the number of Page Views delivered either by Intuit or iVillage is not at least [*]% of the number of Guaranteed Page Views in any period, then the party responsible for the deficiency will provide to Armchair Millionaire "make goods" or similar advertising credits having a value equal to the aggregate value of the deficiency (determined by multiplying the number of Page Views that comprise the deficiency by S.034).

                  5.3 Exclusivity.

                           5.3.1 During the Exclusive Carriage Period, Intuit
will have the exclusive right (a) to feature Armchair Millionaire Content on the Quicken Financial Network, and iVillage will not permit any third party to display all or any portion of the Armchair Millionaire Content, without the prior approval of Intuit, and (b) to provide Financial Content for Armchair Millionaire, and iVillage will not permit any third party Financial Content, nor Links to any third party Financial Content, to appear in Armchair Millionaire, without the prior approval of Intuit.

                           5.3.2 Following the Exclusive Carriage Period and
continuing until the completion of the Term, neither iVillage nor its Affiliates will use or display the Intuit Financial Content on any other WWW site that may feature the Armchair Millionaire Content or any portion thereof.

                  5.3.3 During the Term, neither iVillage nor any of its Affiliates will (a) provide any Armchair Millionaire Content or any personal finance product or service to Yahoo!, Inc. or any of its Affiliates, or (b) without the prior approval of Intuit, which will not be withheld unreasonably, provide any Financial Content or any personal finance product or service to, or use any Financial Content or any personal finance product or service developed by, Microsoft Corporation or any of its Affiliates; provided, that iVillage and its Affliates shall be permitted to distribute Financial Content and financial products and services (x) using the "Active Desktop" distribution functionality incorporated in the Internet Explorer WWW browser distributed by Microsoft Corporation or (y) as a component part of the "Women's Network" distributed on the Microsoft Network (MSN). It is understood and agreed that it will not be deemed unreasonable for Intuit to refuse to permit iVillage to provide any Financial Content or any personal finance product or service to, or use any Financial Content or any personal finance product or service developed by or for, the Microsoft Money, Microsoft Investor and Microsoft Money Insider WWW sites, and any enhancements, modifications, extensions, combinations or private label versions of all or any portion thereof that may occur from time to time during the Term.

         6. Licenses and Ownership.

                  6.1 Grant of License by iVillage. iVillage hereby grants to Intuit during the term of this Agreement a non-exclusive, royalty-free, worldwide license under all of iVillage's Intellectual Property Rights to use, modify, reproduce, publicly display, publicly perform, distribute and transmit
(a) the iVillage Brand Features in the Intuit Properties, in connection with the distribution, marketing and promotion of Armchair Millionaire, subject in each case to compliance with the iVillage Brand Guidelines, and (b) the Armchair Millionaire Content, or any portion thereof, in the Intuit Properties; provided, however, that (i) the primary purpose of this use is to drive traffic to the Armchair Millionaire site and (ii) Intuit shall not by this license display the Armchair Millionaire Content in such a manner as to recreate the Armchair Millionaire site in its entirety within the Intuit Properties.

                  6.2 Grant of License by Intuit. Intuit hereby grants to iVillage a nonexclusive, royalty-free, worldwide license under all of Intuit's Intellectual Property Rights (a) to use, modify, reproduce, publicly display, publicly perform, distribute and transmit the Intuit Brand Features in Armchair Millionaire (in the manner described in this Agreement), in connection with the distribution, marketing and promotion of Armchair Millionaire, subject in each case to compliance with the Intuit Brand Guidelines and (b) to use, reproduce, publicly display and transmit the Intuit Financial Content provided by Intuit for inclusion in the Armchair
Millionaire site.

                  6.3 Ownership.

                           6.3.1. Armchair Mi11ionaire Brand and Content. As
between Intuit and iVillage, (a) iVillage will have full and exclusive right, title and ownership interest in and to the iVillage Brand Features, the Armchair Millionaire Content (other than the Intuit Financial Content), the Armchair Millionaire Brand Features and the Intellectual Property Rights therein and (b) Intuit will have full and exclusive right, title and ownership interest in and to Intuit Brand Features, the Intuit Financial Content and the Intellectual Property Rights therein.

                           6.3.2 Customer Database. Intuit and iVillage will
jointly own all right, title and interest in and to the customer database for Armchair Millionaire and all information regarding users of Armchair Millionaire included therein. Without the prior written consent of the other party hereto, neither party will sell, or other authorize any third party to use, any portion of the customer database for Armchair Millionaire or any information regarding users of Armchair Millionaire included therein. Intuit and iVillage will collaborate to develop a mutually acceptable policy concerning the dissemination of information from the customer database.

         7. Term and Termination

                  7.1 Term. This Agreement will commence on the Effective Date and, subject to earlier termination pursuant to Sections 7.2 or 7.3 below, will continue thereafter through and including the date that is ten (10) months following the Launch Date (the "Initial Term"), subject to automatic extension at the sole option of Intuit for a series of one (1) year terms thereafter. Intuit will provide written notice of its intent to exercise its option to extend the term of this Agreement within thirty (30) days of the expiration of the initial term or any renewal term (each, a "Renewal Notice Date"). Notwithstanding the foregoing, however, iVillage shall not be obligated to continue to perform its obligations under this Agreement in any renewal term if the sum of the aggregate amounts billed for the license or sale of any Advertising Rights during the period beginning on the Launch Date or the first day of the applicable renewal term, as the case may be, and ending on the date that is thirty (30) days prior to the applicable Renewal Notice Date (and annualized to derive a pro forma gross revenue projection for the Initial Term or the renewal term, as the case may
be) is less than $[*]. Upon termination, all rights and obligations of each party hereto will cease as of the date of termination and any amounts owed hereunder (other than the funding commitments contemplated in Section 2 hereof) will be paid in full, subject to Section 7.4 below; provided, however, that rights and obligations set forth in Sections 7, 8, 9 and 10 will survive the termination of this Agreement.

                  7.2 Automatic Termination. This Agreement will also terminate automatically and effective immediately upon the earlier to occur of:

                           (a) the dissolution or liquidation of Intuit or
iVillage; or

                           (b) the appointment of a trustee in bankruptcy for
Intuit or iVillage, an assignment of assets for the benefit of Intuit's or iVillage's creditors or the adjudication of bankruptcy with respect to Intuit or iVillage.

                  7.3 Termination for Breach. In the event that either Intuit or iVillage commits any material breach under this Agreement and such breach is not cured within fifteen (15) days following receipt of written notice thereof from the other party hereto, such other party will have the right (but not the obligation) to terminate this Agreement. If Intuit shall terminate this Agreement pursuant to this Section 7.3, iVillage shall refund to Intuit, within ten (10) days following the effective date of such termination, all funds actually paid by Intuit to iVillage pursuant to Section 2.2 above, net of Advertising Revenue actually received by Intuit pursuant to Section 4.1 above, and such refund shall be the sole and exclusive legal remedy of Intuit for damages resulting from or relating to this Agreement, through the date of termination (it being understood that Intuit shall nonetheless have the right to pursue any equitable remedy available to it with respect to a breach of
Section 8.4 or 9 hereof).

                  7.4 Continuing Obligations to Pay Commissions.
Notwithstanding any termination of this Agreement, the terms of Section 4 above will survive with respect to all Advertising Revenue collected by iVillage following the effective date of termination in respect of orders secured prior to the effective date of termination,

                  7.5 Intuit Option. If, pursuant to Section 7.1 above, Intuit should exercise its option to extend the Term, and iVillage should determine to discontinue or terminate operation of the Armchair Millionaire site rather than commit to such extension, then iVillage shall promptly deliver written notice of such determination to lntuit, and Intuit shall have the right, exercisable for a period of sixty (60) days following the date of such notice (during which period iVillage will continue to operate the Armchair Millionaire), to obligate iVillage to continue operation of the Armchair Millionaire site for the applicable renewal period; provided that Intuit commits to fund up to an amount equal to the difference between
(x) seventy-five percent (75%) of the projected annual operating costs for Armchair Millionaire (as defined in Exhibit C hereto and amended annually by mutual consent of iVillage and Intuit) for such renewal period and (y) the annual operating costs that iVillage determines in good faith that it will be able to recoup during such renewal period. Such sum will be paid in cash on a quarterly basis, within thirty (30) days following the conclusion of any Intuit fiscal quarter in the renewal period with respect to which the option is exercised,

[*] Confidential treatment requested.

         8. Limitation of Liability and Indemnity.

                  8.1 Representations and Warranties. Each party represents and warrants to the other party that such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate or contravene any applicable law or regulation or any agreement to which such party is a party or by which it is otherwise bound, and when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms. In addition, (a) iVillage represents and warrants to Intuit that it is the owner of all right, title and interest in and to, or is the exclusive licensee with right to use, reproduce, distribute and sell as contemplated in this Agreement, the iVillage Brand Features, the Armchair Millionaire Brand Features and the Armchair Millionaire Content (other than the Intuit Financial Content), and that the iVillage Brand Features, the Armchair Millionaire Brand Features and the Armchair Millionaire Content (other than the Intuit Financial Content), do not and will not infringe on or violate any Intellectual Property Right of any third party, or violate any applicable law, regulation or third party right when included in a manner consistent with this Agreement, and (b) Intuit represents and warrants to iVillage that it is the owner of all right, title and interest in and to, or is the exclusive licensee with right to use, reproduce, distribute and sell as contemplated in this Agreement, the Intuit Brand Features and the Intuit Financial Content, and that the Intuit Brand Features and the Intuit Financial Content do not and will not infringe on or violate any Intellectual Property Right of any third party, or violate any applicable law, regulation or third party right when included in a manner consistent with this Agreement. In the event that any party becomes aware of any such infringement (or alleged infringement) or violation, such party will promptly notify the other party and shall provide all information relating to such matters as such other party may reasonably request.

                  8.2 Limitation of Liability. EXCEPT AS PROVIDED IN THIS
SECTION 8, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

                  8.3 No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8.1 ABOVE, NEITHER PARTY MAKES, AND EACH PARTY HEREBY
SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

                  8.4 iVillage Obligation to Defend. Subject to the limitations set forth below, iVillage, at its own expense, will defend, or at its option settle, any claim, suit or proceeding against Intuit and pay any final judgment entered or settlement against Intuit in any such claim, suit or proceeding, to the extent that such claim, suit or proceeding is based upon
(a) the infringement of any trademark or service mark rights by the iVillage Brand Features; or (b) the infringement or misappropriation of any patent, copyright or trade secret or the violation of any third party right or any third party claim resulting from the dissemination or use of any Armchair Millionaire Content (other than the Intuit Financial Content) on any Intuit Property; or (c) the failure by iVillage to comply with the requirements of law or regulations that are applicable to Armchair Millionaire from time to time. iVillage will have no obligation to Intuit pursuant to this
Section 8.3 unless: (x) Intuit gives iVillage prompt written notice of the claim, suit or proceeding and cooperates reasonably with iVillage; and (y) iVillage is given the right to control and direct the investigation, preparation, defense and settlement of the claim, suit or proceeding.

                  8.5 Intuit Obligation to Defend. Subject to the limitations set forth below, Intuit, at its own expense, will defend, or at its option settle, any claim, suit or proceeding against iVillage and pay any final judgment entered or settlement against iVillage in any such claim, suit or proceeding, to the extent that such claim, suit or proceeding is based upon
(a) the infringement of any trademark or service mark rights by the Intuit Brand Features; or (b) the infringement or misappropriation of any patent, copyright or trade secret or the violation of any third party right or any third party claim resulting from the dissemination or use of the Intuit Financial Content on Armchair Millionaire; or (c) the failure by Intuit to comply with the requirements of law or regulations that are applicable to Intuit Financial Content from time to time. Intuit will have no obligation to iVillage pursuant to this Section 8.4 unless: (x) iVillage gives Intuit prompt written notice of the claim, suit or proceeding and cooperates reasonably with Intuit; and (y) Intuit is given the right to control and direct the investigation, preparation, defense and settlement of the claim, suit or proceeding.

                  8.6 Options. If either party receives notice of an alleged infringement, it will have the right, at its sole option, (a) to obtain the right for the other party to continue use of the allegedly infringing software, system, content or brand feature, as applicable, or (b) to replace or modify the allegedly infringing software, system, content or brand feature, as applicable, so that it is no longer infringing but retains equivalent functionality and value, or (c) to remove the allegedly infringing content.

                  8.7 EXCLUSIVE REMEDIES. THE RIGHTS AND REMEDIES SET FORTH IN THIS SECTION 8 CONSTITUTE THE ENTIRE OBLIGATIONS AND THE EXCLUSIVE REMEDIES
OF THE PARTIES CONCERNING INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR THIRD PARTY CLAIMS.

         9. Confidentiality.

                  9.1 The parties recognize that, in connection with the performance of this Agreement each of them may disclose to the others its Confidential Information. The party receiving any Confidential Information agrees to maintain the confidential status of such Confidential Information and not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving party, and not to disclose any of such Confidential Information to any third party. No party will disclose the others' Confidential Information to its employees and agents except on a "need-to-know" basis.

                  9.2 The parties acknowledge and agree that each may disclose Confidential Information: (a) as required by law or the rules of the National Association of Securities Dealers, Inc. or any applicable securities exchange; (b) to their respective directors, officers, employees, attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a "need-to-know" basis; (c) to investors or joint venture partners, who are under an obligation of confidentiality, on a "need-to-know" basis; or (d) in connection with disputes or litigation between the parties involving such Confidential Information and each party will endeavor to limit disclosure to that purpose and to ensure maximum application of all appropriate judicial safeguards (such as placing documents under seal). In the event a party is required to disclose Confidential Information as required by law, such party will, to the extent practicable, in advance of such disclosure, provide the disclosing party with prompt notice of such requirement. Such party also agrees, to the extent legally permissible, to provide the disclosing party, in advance of any such disclosure, with copies of any information or documents such party intends to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with the disclosing party to the extent the disclosing party may seek to limit such disclosure.

         10. Miscellaneous.

                  10.1 Notices. Except as otherwise provided herein, any notice or other communication to be given hereunder will be in writing and will be (as elected by the party giving such notice): (a) personally delivered; (b) transmitted by postage prepaid registered or certified airmail, return receipt requested; (c) transmitted by electronic mail via the Internet with receipt being acknowledged by the recipient by return electronic mail (with a copy of such transmission concurrently transmitted by postage prepaid registered or certified airmail, return receipt requested);
(d) transmitted by facsimile (with a copy of such transmission by postage prepaid registered or certified airmail, return receipt requested); or (e) deposited prepaid with a nationally recognized overnight courier service.
Unless otherwise provided herein, all notices will be deemed to have been duly given on: (x) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail, facsimile or by courier; or (y) three (3) days after the date of posting if transmitted by mail. Notice hereunder will be directed to a party at the address for such party as set forth on the signature page of this Agreement. Either party may change its address for notice purposes hereof on written notice to the other party pursuant to this Section 10.1.

                  10.2 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts wi1l be construed together and will constitute one agreement.

                  10.3 No Assignment. Neither party will transfer or assign any rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other party. Any purported transfer, assignment or delegation by either party without the appropriate prior written approval will be null and void and of no force or effect. Notwithstanding the foregoing, each party will have the right to assign this Agreement to any successor of such party by way of merger or consolidation or the acquisition of all or substantially all of the business and assets of the assigning party relating to the Agreement; provided, however, that the trademark, logo, tradename or other identifying information of any such successor entity shall not be included in Armchair Millionaire, or in any advertising, marketing or promotional material of any kind relating to Armchair Millionaire, without the prior written consent of the other party to this Agreement.

                  10.4 Headings. Sections, titles or captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any of its provisions.

                  10.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  10.6 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and/or contemporaneous agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                  10.7 Governing Law. This Agreement will be governed by and interpreted under the laws of the State of California, without giving effect to applicable conflicts of law principles.

                  10.8 Amendment. This Agreement may not be amended or modified by the parties in any manner, except by an instrument in writing signed on behalf of each of the parties to which such amendment or modification applies by a duly authorized officer or representative.

                  10.9 Waiver. Any of the provisions of this Agreement may be waived by the party entitled to the benefit thereof. Neither party will be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

                  10.10 Recovery of Costs and Expenses. If either party to this Agreement brings an action against the other party to enforce its rights under this Agreement, the prevailing party will be entitled to recover its costs and expenses, including, without limitation, attorneys' fees and costs incurred in connection with such action, including any appeal of such action.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the Effective Date.

                                        Intuit Inc.

                                        By:       Jay H. O'Connor
                                             ---------------------------------

                                        Its:      Director
                                             ---------------------------------

                                        Address:  2535 GARCIA AVE.
                                                  ----------------------------
                                                  MOUNTAIN VIEW, CA 92043
                                        --------------------------------------

                                        --------------------------------------

                                        Fax:      (415) 944-6436
                                               -------------------------------

                                        email:    jay-oconnor@intuit.com
                                               -------------------------------


                                        iVillage Inc.

                                        By:       Steve Elkes
                                             ---------------------------------

                                        Its:      Vice President
                                             ---------------------------------

                                        Address:  170 Fifth Ave.
                                                  ----------------------------
                                                  New York, NY
                                        --------------------------------------

                                        --------------------------------------

                                        Fax:      (212) 604-9133
                                               -------------------------------

                                        email:    selkes@aol.com
                                               -------------------------------

                                  EXHIBIT A

                            Guaranteed Page Views


                    Growth
                     Rate      Month 3          Month 4          Month 5          Month 6          Month 7          Month 8
Intuit Media Buy     [*]%        [*]              [*]
iVillage             [*]%        [*]              [*]               [*]             [*]              [*]              [*]
Intuit               [*]%        [*]              [*]               [*]             [*]              [*]              [*]
From WWW links                   [*]              [*]               [*]             [*]              [*]              [*]
subtotal                         [*]              [*]               [*]             [*]              [*]              [*]
*Repeat traffic                  [*]              [*]               [*]             [*]              [*]              [*]
TOTAL                            [*]              [*]               [*]             [*]              [*]              [*]

Ad Inventory-pp      [*]         [*]              [*]               [*]             [*]              [*]              [*]
per visit

Percent Ads sold     [*]         [*]%             [*]%              [*]%            [*]%             [*]%             [*]%
out
Averge CPM          $[*]        $[*]             $[*]              $[*]            $[*]             $[*]             $[*]
(Gross)

Total revenue                   $[*]             $[*]              $[*]            $[*]             $[*]             $[*]


                               Month 9         Month 10         Month 11         Month 12         TOTAL
Intuit Media Buy                                                                                     [*]
iVillage                         [*]              [*]               [*]             [*]              [*]
Intuit                           [*]              [*]               [*]             [*]              [*]
From WWW links                   [*]              [*]               [*]             [*]              [*]
subtotal                         [*]              [*]               [*]             [*]              [*]
*Repeat traffic                  [*]              [*]               [*]             [*]              [*]
TOTAL                            [*]              [*]               [*]             [*]              [*]

Ad Inventory-pp                  [*]              [*]               [*]             [*]              [*]
per visit

Percent Ads sold                 [*]%             [*]%              [*]%            [*]%             [*]%
out
Averge CPM                      $[*]             $[*]              $[*]            $[*]             $[*]
(Gross)

Total revenue                   $[*]             $[*]              $[*]            $[*]             $[*]


*[*]% of bought/[*]% of previous months traffic repeat


[*] Confidential treatment requested.

                                  EXHIBIT B

                     Intuit Online Software Applications


        The Intuit Online Software Applications to be integrated into
Armchair Millionaire on the terms and subject to the conditions of Section 3.8 of the Agreement shall consist exclusively of the following:

         1. retirement planning tool;

         2. glossary function; and

         3. introductory portfolio management tool.

                                  EXHIBIT C

                     Armchair Millionaire Operating Costs

TOTAL: $[*]

OVERHEAD SUBTOTAL: $[*]
- Off-line marketing $[*]
- Banner creation $[*]
- Contest Administration $[*]
- Ad trafficking $[*]

STAFF/FREELANCE SUBTOTAL: $[*]
- Executive Producer $[*]
- Managing Producer $[*]
- Benefits, travel & entertainment $[*]
- Copy editor/editorial assistant (freelance) $[*]
- Community Manager (freelance) $[*]
- Editorial contributions and community leaders (freelance) $[*]

SITE HOSTING SUBTOTAL: $[*]
- Hosting/Webmastering (database and message board maintenance, site traffic data) $[*]
- Server/Installation $[*]
- Database licensing (Dynamic page generation, Membership database, Ad management) $[*]

COST OF SALES SUBTOTAL: $[*]
- Five Percent ([*]%) of gross advertising revenue (Projected at S[*])

July 14, 1998

Mr. Lewis Schiff
Executive Producer
Armchair Millionaire
iVillage
170 Fifth Avenue
New York, NY 10010

Lewis:

Pursuant to Section 7.1 of the "Joint Activities Agreement" between Intuit and iVillage dated September, 1997, this letter serves as written notice of Intuit's intent to exercise its option to renew the term of the Agreement.

Sincerely,

/s/ Jay O'Connor

Jay O'Connor
Director


cc: Steve Elkes, iVillage